UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 23, 2009
Commission file numbers:

SunGard Capital Corp.	000-53653
SunGard Capital Corp. II	000-53654
SunGard Data Systems Inc.	1-12989
SunGard® Capital Corp.
SunGard® Capital Corp. II
SunGard® Data Systems Inc.
(Exact name of registrant as specified in its charter)

Delaware	20-3059890
Delaware	20-3060101
Delaware	51-0267091
(State or other jurisdiction	(I.R.S. Employer
of incorporation)	Identification No.)

680 East Swedesford Road
Wayne, Pennsylvania	19087
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (484) 582-2000
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As announced on December 21, 2009, Michael J. Ruane resigned from his position as chief financial officer of SunGard Data Systems Inc. (the “Company”) effective January 1, 2010, but will remain an employee of the Company in the role of chief financial officer of the Company’s Availability Services business.

The Company and Mr. Ruane entered into an addendum dated December 23, 2009 (the “Addendum”) to his executive employment agreement dated August 11, 2005, as amended (the “Employment Agreement”). The terms of the Addendum include the following:

•	Mr. Ruane’s annual salary and executive incentive compensation plan will remain unchanged and shall be reviewed annually by the Board (or the Compensation Committee of the Board) starting in 2010, pursuant to the Company’s normal compensation and performance review policies for senior level executives.

•	An equity grant of 7,535 restricted stock units and 18,975 Class A common stock options at the first regularly scheduled Board meeting in 2010, subject to approval of the Compensation Committee of the Board and subject to the terms of the Company’s equity compensation plan.

•	A total payment of $3,646,538, payable in equal semi-monthly installments over 24 months commencing January 1, 2010 and ending December 31, 2011, subject to Mr. Ruane’s continued employment.

•	If Mr. Ruane’s employment is terminated without cause or due to his death or disability before December 31, 2011, any remaining unpaid payments will be paid in a lump sum payment within 30 days after the date of termination of employment.

•	If Mr. Ruane’s employment is terminated for cause or on account of voluntary termination before December 31, 2011, all such payments shall cease.

•	If a change of control of the Company or a sale of the Company’s Availability Services business occurs before December 31, 2011 while Mr. Ruane is employed by the Company, any remaining unpaid payments will be paid in a lump sum payment upon or within 30 days after the change of control of the Company or sale of the Company’s Availability Services business, as applicable.

•	No amounts shall be payable to or on behalf of Mr. Ruane under Section 2.1 of the Employment Agreement under any circumstances.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Title
99.1	Addendum dated December 23, 2009 to Executive Employment Agreement by and between SunGard Data Systems Inc. and Michael J. Ruane dated August 11, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SunGard Capital Corp.
SunGard Capital Corp. II

December 30, 2009	By:	/s/ Victoria E. Silbey
Victoria E. Silbey
Vice President

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SunGard Data Systems Inc.

December 30, 2009	By:	/s/ Victoria E. Silbey
Victoria E. Silbey
Senior Vice President-Legal, General Counsel

Exhibit Index

Exhibit Number	Exhibit Title
99.1	Addendum dated December 23, 2009 to Executive Employment Agreement by and between SunGard Data Systems Inc. and Michael J. Ruane dated August 11, 2005.